UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2019

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Three proposals were acted on at the 2019 Annual Meeting held on May 15, 2019: (1) The election of two Class II Directors, (2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and (3) an advisory approval vote on executive compensation. Tejon Ranch Co. stockholders elected two Class II Directors, approved the appointment of Deloitte & Touche LLP , and approved the advisory vote on executive compensation.

Following are the votes cast for or withheld for each Director:

	For	Withheld	Not voted
Steven A. Betts	17,972,313	2,126,497	3,110,906
Daniel R. Tisch	17,960,127	2,138,683	3,110,906

Following are the votes cast for and against ratification of the independent public accounting firm:

For	Against	Abstain
22,883,988	265,456	60,272

Following are the votes cast related to the advisory approval vote on executive compensation:

For	Against	Abstain	Not voted
18,839,724	1,196,251	62,835	3,110,906

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported on March 4, 2019, Robert A. Alter did not stand for reelection at the May 15, 2019 Annual meeting and completed his term as director that day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2019	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Operating Officer

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